Exhibit 3

EXECUTIVE OFFICERS AND

MEMBERS OF THE CONSEIL D’ADMINISTRATION

OF

AXA ASSURANCES VIE MUTUELLE

The names of the Members of the Conseil d’Administration and of the Executive Officers of AXA Assurances Vie Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member’s or Executive Officer’s business address is that of AXA Assurances Vie Mutuelle at 313, Terrasses de l’Arche, 92727 Nanterre Cedex, France. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA Assurances Vie Mutuelle and each individual is a citizen of the Republic of France.

Name, Business Address	Present Principal Occupation

* Henri de Castries AXA 25, avenue Matignon 75008 Paris France	Chairman and Chief Executive Officer of AXA Chairman of the Board of Directors of AXA Assurances Vie Mutuelle

* Claube Bébéar AXA 25, avenue Matignon 75008 Paris France	Honorary Chairman of the AXA Board of Directors

* Jean-Louis Bertrand 9, rue du Castillet BP 60137 66000 Perpignan France	General insurance agent

* Hubert Fabre SCP Denis Rozés et Hubert Fabre 9, rue de Villersexel 75007 Paris France	Notary

* Octave Manset 75, rue de la Tour 75016 Paris France	Vice-Chairman of the Board of Directors of AXA Assurances Vie Mutuelle

* Alain de Marcellus Cap Gemini 11, rue de Tilsit 75017 Paris France	Manager of Group Financial Services of Cap Gemini

* François Martineau Lussan / Societe d’avocats 282, boulevard Saint Germain 75007 Paris France	Attorney at law (France)

* Nicolas Moreau	Chairman & Chief Executive Officer of AXA France

* Mrs Dominique Paillet 9, route de Vienne 38090 Vaulx-Milieu France	Retired nurse (infirmière long séjour retraitée)

* Francois Pierson Association Prévention Routiére 4 rue de Ventador 75001 Paris France	Chairman of Prévention Routiére

* Jean-Claude Puerto Salavert UCAR 10, rue Louis Pasteur 92100 Boulogne Billancourt France	Chairman and Chief Executive Officer of UCAR

* Olivier Riché 47, rue de Verneuil 75007 Paris France	Chief Executive Officer of Cofitem-Cofimur

Jacques de Peretti	Chief Executive Officer - non Director of AXA Assurances Vie Mutuelle

*	Director